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                                                                    EXHIBIT 10.2

THIS AGREEMENT made the 11th day of March, one thousand nine hundred and ninety-six between FIVERAY INVESTMENTS LIMITED whose registered office is at 28/F, BANK OF CHINA TOWER, NO. 1 GARDEN ROAD, CENTRAL, HONG KONG (hereinafter called "the Landlord") of the one part and Brighton Equipment Corporation Limited whose registered office is at Rm 1403-5, Blk B Sea View Est, 2-8 Watson Rd, North Point, Hong Kong (hereinafter called "the Tenant") of the other part WHEREBY IT IS AGREED as follows:-

1. The Landlord shall let and the Tenant shall take All Those premises (hereafter referred to as "the said premises") being FACTORY FLAT B AND D1 ON THE 14TH FLOOR OF AIK SAN FACTORY BUILDING ("the said building") 14 WESTLANDS ROAD, Quarry Bay, Hong Kong standing or erected on All Those pieces or parcels of ground registered in the Land Office as Subsection 6 of Section C of Quarry Bay Marina Lot No.1, Section G of Quarry Bay Marina Lot No.2 and the Extension Thereto and Section D of Quarry Bay Inland Lot No.15 which said premises for identification purposes only are more particularly shown on the Plan annexed hereto and thereon coloured Pink hatched Black and marked "B & D1" together with the Furniture and Fixtures as described in the Schedule annexed hereto (collectively "the Furniture and Fixtures" and individually "the Furniture" and "the Fixtures") TOGETHER with the right

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      for the Tenant his servants, workmen or agents and all other persons authorised by the Tenant in common with the Landlord and tenants of the other factory flats in the said building and the like right to use for the purpose only of access to and egress from the said premises the entrance hall staircases landings and lifts in the said building and such passage therein as are not included in any of the other factory flats together with the right to use the gentleman toilet as more particularly marked "G" on the plan annexed hereto in common with the Landlord tenants and occupiers of other factory flats on the same floor of the said building for a term of TWO YEARS (with an option for renewal as more particularly described below) the 1st day of March 1996 to the 28th day of February 1998 both days inclusive determinable as hereinafter mentioned at the rent of DOLLARS SEVENTY THOUSAND (HK$70,000.00) Hong Kong Currency per calendar month exclusive of rates, management fees and other charges, to be paid in advance on the 1st day of each and every calendar month without deduction whatsoever with a rent free period from the 1st of March, 1996 to the 15th March, 1996 subject to the performance and observances of the Tenant of the terms and conditions herein.

2. The Tenant to the intent that the obligations may continue throughout the term hereby created hereby


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      agrees with the Landlord in the manner following that is to say:

      (a) To pay the rent hereby stipulated on the day and in the manner aforesaid without any deduction.

      (b) To pay and discharge all rates taxes assessments duties charges impositions and other outgoings now or at any time hereafter to be imposed or charged by the Government of Hong Kong or other lawful authority in respect of the said premises upon the owner or occupier in respect thereof (Crown Rent and Property Tax alone excepted). For the purpose of calculating the amount of rates payable by the Tenant, the Tenant shall pay the Rates of the whole of Factory Flat B and 42.73% of the rates of Factory Flat D.

      (c) To pay all charges for management fees, telephone, electricity, water and gas service charges and other outgoings now or at any time hereafter chargeable in respect of the said premises. For the purposes of calculating the amount of management fees, electricity charges and water charges payable by the Tenant, the Tenant shall pay the same as follows :-

            (i) Management fees - the management fees payable in respect of the whole of Factory Flat B and 42.73% of Factory Flat D.


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            (ii)  Electricity charges - electricity charges payable in respect of Factory Flat B and Dl.

            (iii) Water charges - water charges payable in respect of the
                  Factory Flat B and Dl.

      (d) To keep the said premises including all Fixtures thereto and the Furniture in complete tenantable repair and conditions throughout the term hereby created (fair wear and tear expected) and without any alterations except such as shall be sanctioned in writing by the Landlord which consent shall not be unreasonably withheld and in such repair and condition to yield them up at the determination of the tenancy.

      (e) To maintain the Furniture, all electrical installation or wiring, plumbings (if any), Fixtures and installation installed by the Landlord for use by the Tenant in good repair and condition and to bear and pay for all costs and expenses for maintenance and/or replacement of such Furniture, electrical installation or wiring, plumbings (if any) , Fixtures and installation during the continuance of the term of tenancy.

      (f) To replace all broken or damaged windows whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.


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      (g)   To forthwith repair and amend any defects to the said premises and the Furniture and Fixtures of which notice shall be given to the Tenant or left on the said premises or any part thereof.

      (h) to pay for all costs and expenses for painting and/or whitewashing the interior of the said premises or any part thereof but not otherwise.

      (i) To take all reasonable precautions to protect the said premises and the Furniture and Fixtures against damage by fire storm or typhoon or the like threats.

      (j) To permit the Landlord and his agents at all reasonable times to enter and view the state of repair of the said premises and forthwith to repair and amend any defects of which written notice shall be given to the Tenant or left on the said premises.

      (k) Not to add to or remove from the said premises any Fixtures and/or the Furniture without previous written consent of the Landlord and in particular not to put up any fixtures partition or other erection on any part of the said premises.

      (l) Not to assign underlet or otherwise part with possession of the said premises or any part thereof either by way of subletting lending sharing or other means whereby any person or


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            persons not a party to this Agreement obtains the use or possession of the said premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession.

      (m) Not to use the said premises except for office and its ancillary storage purposes only.

      (n) Not to incumber with boxes or otherwise or place or leave rubbish or any article or thing whatsoever upon or in any part of the said building which is not hereby exclusively let to the Tenant.

      (o) Not without the consent in writing of the Landlord to do or permit to be done within the said premises anything whereby the policy or policies of insurance on the said building for the time being subsisting against damage by fire or against claims by third parties may become void or voidable provided that if by reason of anything done by the Tenant within the said building the Insurers of the same demand a higher rate of premium than would otherwise have been charged the Tenant shall upon being so requested by the Landlord forthwith reimburse the Landlord with the amount of such additional insurance premium.


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      (p)   Not to do or permit to be done in or upon the said premises or any part thereof anything which may be or become a nuisance annoyance damage or disturbance to the Landlord or the tenant or occupiers of the other factory flats of the said building or of other property in the neighborhood or in anywise against the laws or regulations of Hong Kong.

      (q) Not to keep or store or cause or permit or suffer to be kept or stored any arms ammunitions gun powder saltpetre kerosene or other explosive or combustible substance or hazardous goods in the said premises or do or cause to be done or suffer or permit any act deed matter or thing whatsoever which shall amount to a breach or non-observance of the terms and conditions under which the said premises are held of the Crown.

      (r) Not to use the said premises or allow the same to be used for any illegal or immoral purposes.

      (s) Not to hold or permit or suffer to be held any sale by auction on the said premises.

      (t) Not to do or permit or suffer to be done in or upon the said building and the said premises which may infringe any laws, regulations, by-laws rules and house rules and all notices and requirements of the Government Departments and other competent


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            authorities in connections with or in relation to the use and occupation of the said premises and the said building.

      (u) To indemnify the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord in respect of the damage to any person whomsoever caused by the negligence of the Tenant or by or through or in any way owing to the overflow of water from the said premises except in the events for which provision has been made in Clause 4(j) hereof.

      (v) To observe all the terms and conditions of the Deed of Mutual Covenant or Deed of Covenant and Management Agreement (if any) relating to the said building so far as the same relate to or affect the said premises.

      (w) To yield up the said premises with the Fixtures and any additions thereto and the Furniture at the expiration or sooner determination of this Agreement in good clean and tenantable repair and condition in accordance with the stipulations hereinbefore contained fair wear and tear is excepted and to remove at the Tenant's expense all fixtures, fittings, additions, partitions and alterations made or installed by the Tenant during the term hereof and to re-instate restore and make


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            good any damage caused by such removal or reinstatement and in the event of the Tenant failing so to do the Tenant shall on demand pay to the Landlord the cost of such reinstatement restoration or making good.

      (x) To pay and discharge (apart from the management fees hereinbefore mentioned) any other service management and maintenance charges (save and except those of a capital nature) payable by the owner or occupier of the said premises or (as the case may be) the Landlord including such charges as may be demanded by the Manager or Management Committee for the time being of the said building of which the said premise form part and/or those charges payable pursuant to or by virtue of the Deed of Mutual Covenant and Management Agreement (if any) relating to the said premises.

      (y) To allow the Landlord at all reasonable times within 6 calendar months immediately preceding the expiration of the said term the Landlord to show and enter into the said premises to prospective tenants or purchasers and to allow such prospective tenants or purchasers to inspect the said premises.

      (z) The Tenant has inspected and test-run the 2 sets of air-conditioning systems with cooling tanks


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            (collectively 2 Air-conditioning systems), which have been included as an item in the list of Fittings and Furniture in the Schedule hereto. The Tenant acknowledges that the Tenant has inspected and test-run the 2 Air-conditioning systems and is satisfied. The Tenant hereby undertakes to repair and maintain the 2 Airconditioning systems during the subsistence of this tenancy agreement and to yield and deliver up the 2 Air-conditioning systems to the Landlord at the expiration of the term, fair wear and tear excepted. In consideration of the Landlord providing clean services to the gentleman toilet to be shared between the Landlord and the Tenant and to pay and discharge the water and cleaning charges thereof, the Tenant agrees to supply all toilet papers and liquid soap for the normal use and consumption by the parties hereto in respect of the gentleman toilet.

3.    The Landlord hereby agrees with the Tenant as follows:-

      (a) That the Tenant paying the rent hereby stipulated and observing and performing the several stipulations herein contained and on his part to be observed and performed shall peacefully hold and enjoy the said premises during the said term without any interruption by the Landlord or any


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            person lawfully claiming under or in trust for him.

      (b) The Landlord pay the Crown Rent and Property Tax in respect of the said premises during the said term.

4.    PROVIDE ALWAYS and it is hereby expressly agreed as follows:-

      (a) If the rent hereby stipulated or any part there of shall be unpaid for fifteen (15) days after becoming payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to perform or observe any term or condition herein contained and on his part to be performed or observed or if the Tenant or other person in whom for the time being the term hereby created shall be vested shall become bankrupt or enter into any composition or arrangement with creditors then and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the said premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any breach of


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            the Tenant's terms and conditions herein contained and a written notice served by the Landlord on the Tenant or left at the said premises to the effect that the Landlord thereby exercises the power of re-entry hereinbefore contained shall be a full and sufficient exercise of such power notwithstanding any statutory or common law provision to the contrary.

      (b) The Tenant hereby agrees to deposit with the landlord the sum of HK$149,177.34 by way of security for the due and punctual payment of rent and due observance and performance of the term and conditions on the part of the Tenant to be observed and performed herein contained and if the Tenant shall not observe and perform any of the covenants and conditions herein contained after the expiration of the due notice to remedy the same the said deposit shall be absolutely forfeited to the Landlord Provided that if the Tenant shall have punctually paid the said rent, and all other outgoings and shall have duly performed and observed the Tenant's terms and conditions herein contained the said deposit shall be refunded to the Tenant without interest within 14 days after the expiration or sooner determination of the term hereby created and upon


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            the Tenant delivering up possession of the said premises together with the Furniture to the Landlord in good and tenantable conditions.

      (c) For the purpose of the Occupiers Liability ordinance (Cap. 314) or any amendment or substitution thereto the Tenant shall be deemed for all intents and purposes the occupiers of the said premises.

      (d) All notice under this Agreement shall be in writing. Any notice required to be served hereunder shall be sufficiently served on the Tenant if delivered to him by post or left addressed to him at or on the said premises or at his last known address in Hong Kong. A notice sent by post to the Tenant shall be deemed to have been received by the Tenant at the time when in due course of post it would be delivered at the address to which it is sent.

      (e) Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right tenant in resect of a breach by the Tenant or any of the Tenant's obligations hereunder.

      (f) For the purpose Of this Agreement any act default or omission of the agents servants visitors and customers of the Tenant and any person claiming


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            through the Tenant shall be deemed to be the act default or omission of the Tenant.

      (g) For the purpose of the Distress for the Rent under Part III of the Landlord and Tenant (Consolidation) Ordinance (Cap. 7) and for the purpose of this Agreement the rent in respect of the said premises shall be deemed to be in arrear if not paid in advance at the times stipulated by Paragraph 1 hereof.

      (h) The Tenant shall under any circumstances deliver up vacant possession of the said premises to the Landlord at the expiration or sooner determination of the term hereby created notwithstanding any rule of law or equity to the contrary.

      (i) The Tenant hereby expressly agrees to deprive himself of his rights to protection against ejectment provided by the existing or future legislation (if any) should such legislation be applicable to the said premises.

      (j) In the event of the said premises or any part thereof at any time being damaged or destroyed by fire water storm wind typhoon defective construction white-ants earthquake subsidence of the ground or any other cause (not attributable to the act or default of the Tenant) so as to be rendered unfit for use and occupation or being


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            declared unfit for use and occupation becoming subject to a closure order or is inaccessible due to any cause whatsoever then the rent hereby stipulated or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the said premises shall be again rendered fit for occupation and use And the Landlord shall pay to the Tenant the amount of any such abatement insofar as the rent shall have been paid in advance provided the amount of such abatement shall be such sum as shall either be agreed between the parties in writing or in the event of failing by the parties to reach agreement by a single arbitrator in accordance with the provisions of the Arbitration Ordinance (Cap.
            341) or any statutory modification or re-enactment thereof for the time being in force AND provided always that the Landlord shall be under no obligation to reinstate the said premises whatsoever and provided that if the Landlord shall fail to reinstate the said premises within one month of receiving a written notice to reinstate the same from the Tenant or if the said premises are declared unfit for use and occupation or shall remain subject to the said closure order or otherwise remain uninhabitable for a period of one


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            month the Tenant may forthwith or within a reasonable time thereafter terminate this Agreement without prejudice to its right to recover the sum paid hereunder by way of deposit.

      (k)   All stamp duty shall be borne by the parties hereto in equal share.

      (l) For the purpose of the interpretation of these presents words herein denoting the singular number include the plural number and vice versa; words herein denoting persons include corporations; and words herein denoting masculine gender include feminine gender.

5. The Tenant hereby expressly admits and declares that no premium or fine or construction or key money has been paid to the Landlord by the Tenant for the creation of this tenancy.

6. The Tenant hereby further agrees with the Landlord to pay by way of an additional rent without any deduction counterclaim or set off whatsoever and on demand interest calculated on a daily basis at the rate of 2% per month on:-

      (i) any sum of money not received by the Landlord within 7 days of the date due for payment (whether demanded or not) from the due date aforesaid until the whole of such sum is received by the Landlord;


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      (ii)  any sum paid by the Landlord in default of the Tenant's obligations under this Agreement from the date of payment by the Landlord until the same is received by the Landlord; and

      (iii) on any sum which shall be declined by the Landlord so as not to waive a breach of a term agreement or condition herein by the Tenant from the due date until acceptance following the remedying of the breach by the Tenant.

7. The Landlord shall upon the written request of the Tenant made not less than three or more than six calendar months before the expiration of the term hereby created and provided that there shall not be at the time of such expiration any existing breach or non-observance of any of the agreements terms and conditions on the part of the Tenant herein contained, grant to the Tenant a tenancy of the said premises for a further term of ONE YEAR from the date of expiry of the term hereby created on the same terms and conditions as herein contained save and except this Clause for renewal but substituting for the rent hereby reserved the open market rent to be mutually agreed, or failing agreement thereon at least one calendar month before the expiration date of the original term created by this Agreement, such rent as shall be determined by arbitration by a single arbitrator to be agreed between


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      the parties hereto or in default of agreement to be appointed at the request of either party by the Chairman for the time being of the Royal Institution of Chartered Surveyors (Hong Kong Branch), such arbitration to be conducted in accordance with the provisions of the Arbitration Ordinance, Cap. 341 of the Laws of Hong Kong or any statutory amendment modification or enactment thereof.

As WITNESS whereof the parties have signed this Agreement the day and year first above written.


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                                    SCHEDULE

                             FURNITURE AND FIXTURES

(a) the inner surface of and the paint paper and other decorative finishes applied to the interior of the external walls of the said premises but not any other part of the external wall;

(b)   the doors, door frames, windows and window frames;

(c)   all carpet floor with underlay;

(d)   false ceilings;

(e)   all additions and improvements to the said premises;

(f) all the Landlord's fixtures and fittings of every kind now in or upon or which shall from time to time be in or upon the said premises (whether originally affixed or fastened to or upon the same or otherwise) except any such fixtures and fittings installed by the Tenant and that can be removed from the said premises without defacing the same; and

(g) all electrical and water installations and all wiring cables and piping including without limitation all service media and air conditioning plant equipment and apparatus.


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SIGNED BY                  )        For and on behalf of
                           )
                           )        FIVERAY INVESTMENTS LIMITED
                           )        /s/ Christina Cheung
                                    ---------------------------
                                    Authorized Signature(s)

for and on behalf of the   )
Landlord in the presence   )
of :-                      )

SIGNED BY South China      )
Registered Limited, its    )
Director ---------------   )        SOUTH CHINA REGISTRATIONS LTD.
                                    /s/
                                    --------------------------------------------
for and on behalf of the   )

Tenant in the presence     )        For and on behalf of
                                    BRIGHTON EQUIPMENT CORPORATION
of :-                      )        LIMITED

                                    /s/ Edith Wong
                                    --------------------------------------------
                                        Authorized Signature(s)



RECEIVED the day and year first above              )
written of and from the Tenant the sum of          )
HONG KONG DOLLARS ONE HUNDRED FORTY NINE           ) HK$149,177.34
THOUSAND AND ONE HUNDRED AND SEVENTY-SEVEN         )
AND CENTS THIRTY-FOUR being deposit money          ) For and on
above expressed to be paid by the Tenant           ) behalf of
to the Landlord.                                   ) FIVERAY
                                                     INVESTMENTS
                                                   ) LIMITED

WITNESS :-                                         ________________

                                                            Authorized
                                                            Signature(s)

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Dated the 11th day of March 1996.

                           FIVERAY INVESTMENTS LIMITED

                                       and

                     BRIGHTON EQUIPMENT CORPORATION LIMITED

                        *********************************

                              TENANCY AGREEMENT of

                   Factory Flats B and Dl on the 14th Floor of

                  Aik San Factory Building, 14 Westlands Road,

                             Quarry Bay, Hong Kong.

                        *********************************


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